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                                                                  EXHIBIT 10.3

                                   NationsBank
                       NationsBanc Commercial Corporation
                              Amended and Restated
                               Factoring Agreement
                              entered into between
                        NORTON MCNAUGHTON OF SQUIRE, INC.
                                       and
                       NationsBanc Commercial Corporation


NationsBanc Commercial Corporation
P.O. Box 4095
Atlanta, Georgia 30302

Gentlemen:

         We are pleased to confirm the following agreement by which you are to act as sole factor for sales made by us:

SECTION 1.  DEFINITIONS

         1.1 "Banking Day" shall mean a day for dealings by and between banks, excluding Saturday, Sunday and any day which shall be a legal holiday in the City of Atlanta, Georgia, and any other day on which banking institutions are authorized to close in the City of Atlanta, Georgia.

         1.2 "Credit Risk" shall mean the risk of loss resulting solely and exclusively from a Customer's failure to pay at maturity because of its financial inability.

         1.3 "Customer Dispute" shall mean any cause for nonpayment of Receivables, other than the financial inability of the Customer, including, without limitation, any alleged defense, offset, or counterclaim.

         1.4 "Customers" shall mean the account debtors obligated on the Receivables.

         1.5 "Default" shall mean the occurrence of any of the following events:
(a) nonpayment when due of any amount payable on any of the Obligations or failure to perform in any material respect any material agreement or meet any obligation of ours contained herein or in any agreement out of which any of the Obligations arose; (b) default by us in repayment when due of any indebtedness now or hereafter owed for monies borrowed from any one other than you unless cured within any applicable grace period; (c) any material statement, representation, or warranty of ours made orally or in writing herein or in any other writing or statement at any time furnished or made by us to you is untrue in any material respect as of the date furnished or made; (d) suspension of the operation of our present business; (e) any Obligor becomes insolvent or unable to pay debts as they mature, makes an assignment


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for the benefit of creditors, or a proceeding is instituted by or against any
Obligor alleging that such Obligor is insolvent or unable to pay debts as they mature, or a petition under any provision of Title 11 of the United States Code (entitled "Bankruptcy"), as amended is brought by or against any Obligor and if such proceeding or petition is against us, it is either consented to or not dismissed within sixty (60) days after the filing thereof; (f) dissolution, merger, or consolidation of any Obligor which is a corporation except a merger of Norton McNaughton of Squire, Inc. into Norton McNaughton, Inc. or a dissolution of Norty's Inc.; (g) sale, transfer or exchange, either directly or indirectly, of a controlling stock interest of any Obligor which is a corporation; (h) appointment of a receiver for any collateral pledged for the Obligations or for any property in which we have an interest unless dismissed within thirty (30) days; (i) the Pension Benefit Guaranty Corporation shall commence proceedings under Section 4042 of the Employee Retirement Income Security Act of 1974 (ERISA) to terminate any employee pension benefit plan of Debtor; or (j) you in good faith deem the prospect of our payment or performance of the Obligations to have been materially impaired.

         1.6 "Ledger Debt" shall mean all sums owing to you and, during the term of the Participation Agreement between you and The CIT Group/Commercial Services, Inc. ("CIT") of even date herewith, to CIT for goods and/or services purchased from any other firm factored by you or CIT.

         1.7 "Loan Documents" shall mean the Financing Agreement by and among Norton McNaughton, Inc., us, Miss Erika, Inc., you, as collateral agent, CIT, as administrative agent and certain lenders from time to time party thereto of even date herewith, the Notes, the Guaranties, the Security Agreements, the Assignment Agreement, the Letter of Credit Applications and all other instruments, agreements and other documents executed and delivered pursuant hereto or thereto.

         1.8 "Net Amount" of Receivables shall mean the gross amount of Receivables, less discounts as shown on Customer invoices, less returns and deductions by Customers, less credits or allowances of any nature at any time issued by us, owing, granted or outstanding, and less also your commission as set forth herein.

         1.9 "Obligations" shall mean all of our obligations to you hereunder, including without limitation, all obligations of ours to you under any note, contract of surety, guaranty, or accommodation, or with respect to letters of credit or acceptances, Ledger Debt, and all other obligations of ours to you, however and whenever created, arising or evidenced, whether direct or indirect, through assignment from third parties in the ordinary course of your business, absolute, contingent or otherwise, now or hereafter existing or due or to become due.

         1.10 "Obligor" shall mean: us and each other party primarily or secondarily, directly or indirectly liable on any of the Obligations.

         1.11 "Payment Date" shall mean: (a) for each credit-approved Receivable for which you retain the Credit Risk, the date of deposit of Customer payment by you plus one (1) Banking Day for collection and clearance of checks or, if such Receivable is not paid, one hundred twenty (120) days after the due date of the Receivable or, if such day is not a Banking Day, the next Banking Day; and (b) for each Receivable for which you do not bear the Credit Risk, the date of deposit of Customer payment


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by you plus one (1) Banking Day for collection and clearance of checks. You will use your best efforts to make deposits promptly. Payment Date may be delayed to the next Banking Day following the day of application of remittances to Receivables.

         1.12 "Prime Rate" shall mean the rate of interest announced by NationsBank, N.A. from time to time as its Prime Rate.

         1.13 "Receivables" shall mean all accounts arising from our Sales, the proceeds thereof, and all instruments, contract rights, chattel paper, documents, and general intangibles relating directly thereto and all security and guaranties therefor, whether now existing or hereafter created.

         1.14 "Sales" shall mean the sale of goods and/or the rendition of services by us in the ordinary course of our business to Customers in the United States of America and Puerto Rico.

SECTION 2.  SALE AND APPROVAL; PURCHASE PRICE; COMMISSION; ADVANCES; RESERVE

         2.1 We hereby assign and sell to you as absolute owner, without recourse, except as hereinafter set forth, our entire interest in all of our present and future Receivables specifically assigned to you.

         2.2 Notwithstanding any other provision of this Agreement, each of our Receivables in a gross amount of One Hundred Dollars ($100) or less is assigned and sold to you under this Agreement with full recourse.

         2.3 All orders for Sales shall be submitted to you for credit approval prior to shipment of the goods or rendition of the services so ordered, and each approved Sale shall be made only in accordance with such approval. All credit approvals must be in writing. Receivables arising from orders not so approved by you, in whole or in part, shall be with full recourse to us to the extent and in the respects not so approved. A credit approval shall not be effective if (a) the approved terms of sale are changed in any material respect, (b) delivery of the goods to the Customer is not made by us within forty-five (45) days after the shipping date specified in our request for credit approval, or if no such date is specified, within forty-five (45) days of the credit approval, or (c) the invoice representing the Sale is not delivered to you within twenty (20) days after the shipment date. Credit approval may be by credit line. While a credit line remains in force, Receivables (or parts thereof) in excess of such line will succeed amounts within the line which are paid by or credited to the Customer; the succession of Receivables (or parts thereof) shall take place in the order of maturity and shall be limited to amounts then so paid or credited. The right of succession ceases when the line is canceled. Except as hereinafter provided otherwise, on all credit-approved Sales you assume the Credit Risk up to the amount so approved and will bear the credit loss on the amount of the uncollected Receivables if a Customer, after delivery/rendition and acceptance of the goods/services, fails on due date to pay in full solely because of financial inability, but you are not to be responsible where nonpayment results from any Customer Dispute, acts of God, war, civil strife, currency restrictions, or foreign political impediments, because we assume all other risks. In each contract year credit-approved Sales shall be with full recourse to us until you have, by charge-off,


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established US One Hundred Thousand Dollars (US$100,000.00) of gross credit losses for credit-approved sales. "Gross Credit Losses" shall mean the amounts charged-off. Any recoveries with respect to such charged-off Receivables will be credited to our account. "Contract year" means the 12-month period commencing on the date hereof and each succeeding 12-month period thereafter. Should there exist for any Customer other credit-approved Receivables, recoveries shall be shared on a pro rata basis. Credit approvals, once granted, may be withdrawn by you prior to shipment/rendition of the goods/services by written notice received by us prior to such shipment/rendition. Notwithstanding the provisions hereof, with respect to written credit approval of orders from customers listed on Schedule A annexed hereto for which our credit inquiries specify in writing that such orders cover merchandise prepared specifically for such Customer ("Special Goods"), should you withdraw such a credit approval for any reason, it is agreed that we shall use our best efforts to sell such Special Goods at the highest price then attainable, subject to your approval. Immediately upon such sale by us, or if we are unable to sell such Special Goods immediately after notice by us to you to that effect, you will pay us the difference or credit our account with the difference between such sale price and the cost to us of such Special Goods; provided, however, that in no event can the cost used exceed the amount of the original selling price, and further provided, however, that in the event, for whatever reason, you fail to approve any such sale or we are unable to sell such Special Goods, then for purposes of the foregoing "such sale price" for such Special Goods shall be deemed to be $0.00.

         With regard to Sales without credit approval or in excess of any approved amount of credit, as to any given Customer, we agree that any payments or credits on any Receivables owing from such Customer may be applied first to any credit-approved Receivables which may at any time be unpaid, regardless of the respective dates such Sales occurred and regardless of any notations on payment items, or may be applied in such other manner as you in your sole discretion shall deem appropriate.

         2.4 We will provide you with listings of Receivables in form reasonably satisfactory to you, together with Customers' invoices, shipping documents, and such other documents and proof of delivery/rendition as you may at any time reasonably require. Billing on invoices by whomever done shall be conclusive evidence of assignment and sale hereunder of such Receivables whether or not we execute any other instrument with regard thereto. All invoices to Customers shall state plainly on the face thereof that the Receivables represented by such invoices have been assigned, sold, and are payable to you only. All remittances obtained by us against Receivables will be received in trust for you, and we will turn over to you the identical remittances as speedily as possible; provided, however, that nothing herein authorizes us to collect Receivables.

         2.5 The purchase price of Receivables is to be the Net Amount thereof, which, less any charges made to our account under and in accordance with the express terms of this Agreement and reserves, will be due and payable on Payment Date. We shall pay you a commission in an amount equal to four tenths of one percent (.4%) of the gross amount of such Receivables less applicable discounts as shown on customer invoices. You may retain from sums payable to us a reserve, which reserve shall be, at your discretion, exercised in good faith, in order to provide for Customer Disputes. A discount, credit, or allowance after issuance or granting may not be claimed by us, but may be claimed solely by the Customer; provided, however, that at our request and if approved by you, you will credit to us any Customer credits which have not been applied to specific invoices and simultaneously you will charge


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back to us any Receivable related thereto; no third party beneficiary rights are created hereby. We will indemnify, defend and hold you harmless from and against any and all claims which may thereafter be asserted against you for a refund or recovery of such monies credited to our account or otherwise paid to us or our order.

         2.6 You will render a statement of account monthly, and such statement shall be binding upon us absent manifest error and except for specific matters for which you are notified in writing to the contrary within sixty (60) days after the date of such statement.

SECTION 3.  INTEREST

         Interest shall be charged for the number of days that charges to our account remain outstanding at the Prime Rate less three quarters of one percent (3/4%) per annum. Interest shall be computed on the basis of a year of three hundred sixty (360) days, for actual days elapsed. Changes in the rate shall be effected monthly to reflect changes in the Prime Rate, as follows: The rate shall be adjusted on the first day of each month based on the Prime Rate in effect at the close of business on the last Banking Day of the immediately preceding month. After termination, we shall pay interest on our obligations hereunder at the rates hereinbefore provided. For the purpose of interest calculation, commissions earned during each month shall be deemed charged to our account on the fifteenth (15th) day of each month.

SECTION 4.  POWER OF ATTORNEY

         We hereby appoint you as our attorney-in-fact to receive, open, and dispose of all mail addressed to us pertaining to Receivables; to endorse our name upon any notes, acceptances, checks, drafts, money orders, and other evidences of payment of Receivables that may come into your possession and to deposit or otherwise collect the same; and following our failure to do so to do all other acts and things necessary to carry out the terms of this Agreement. This power, being coupled with an interest, is irrevocable while any Receivable shall remain unpaid. You, as attorney-in-fact, shall not be liable for any errors of judgment or mistake of fact excluding, however, acts of omission or willful misconduct or gross negligence.

SECTION 5.  SECURITY INTEREST

         We hereby grant you a security interest in all of our present and future Receivables (whether arising before or after termination of this Agreement) and all returned, repossessed, and reclaimed goods, and books and records relating thereto, to secure all of the Obligations. We further sell and assign to you all our title and/or interest in the goods (unless released by you) represented by Receivables as well as goods returned by or repossessed from Customers, all of our rights as an unpaid vendor or lienor, all or our rights of stoppage in transit, replevin and reclamation relating thereto, and all of our rights against third parties with respect thereto; we will reasonably cooperate with you in exercising any rights with respect to the goods. In addition, we hereby grant you a security interest in the reserve established pursuant to
Section 2.5 hereof, to secure all of the Obligations.


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SECTION 6.  REPRESENTATIONS, WARRANTIES AND COVENANTS

The following representations and warranties are made as of the date of execution and delivery hereof:

         6.1 We represent and warrant that we are fully authorized to enter into this Agreement and perform hereunder and covenant that we will continue to be so for the duration of this Agreement.

         6.2 We represent and warrant that we are solvent.

         6.3 We represent and warrant that our Receivables are, and covenant that they shall be, at the time of their creation, bona fide and existing obligations of our Customers arising out of our Sales, free and clear of all security interests, liens, and claims whatsoever other than the security interest granted pursuant to the Loan Documents provided that you have entered into an intercreditor agreement in form and substance satisfactory to you.

         6.4 We represent and warrant that our inventory is not subject to any security interest, lien or encumbrance whatsoever, other than the security interest granted pursuant to the Loan Documents and we covenant that we shall not permit it to become so encumbered without your prior written consent.

         6.5 We represent and warrant with respect to each Receivable as it arises:

             (a) We will have made delivery of the goods or will have rendered the services ordered;

             (b) To the best of our knowledge, the Customer will accept the goods and/or services;

             (c) To the best of our knowledge, no Customer Dispute will exist in any respect;

             (d) We will have preserved and will continue to preserve any liens and any rights to liens available by virtue of Sales; and

             (e) With respect to all assigned Receivables the Customer will not be our affiliate.

SECTION 7.  CUSTOMER DISPUTES, CHARGEBACKS AND RETURNS

         We will notify you promptly and will settle all Customer Disputes in accordance with prudent business judgment. Upon the occurrence and continuation of Default, you shall have the right to settle Customer Disputes directly and to compromise, adjust, or litigate all such Customer Disputes. If a Customer Dispute exists or is asserted with regard to any Receivable, or if we breach any representation, warranty or covenant with respect to any Receivable, you may charge back to our account the Net Amount of such Receivable. You may charge back to our account at any time any unapproved Receivable, whether before or after its due date. A chargeback shall not be deemed a reassignment of the Receivable, and title thereto and to the goods represented thereby shall remain in you until you execute a reassignment. All returned, replevied, and reclaimed goods coming into our possession shall be held in trust by us for you.

SECTION 8.  BOOKS AND RECORDS; FINANCIAL STATEMENTS


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         You and your representatives shall at all reasonable times and upon reasonable prior notice have the right to examine all of our books and records. We agree to prepare and furnish you within forty-five (45) days after the close of each of the first three quarters, consolidated financial statements unaudited and in such form and detail as you may reasonably require. We also agree to have prepared, and to furnish you within one hundred twenty (120) days after the close of our fiscal year, consolidated financial statements which have been audited and certified by an independent certified public accountant suitable to you.

SECTION 9.  INDEMNITY

         We shall indemnify you for all losses, reasonable costs and expenses incurred by you in connection with Receivables for which credit approval has not been given and in connection with Receivables which are unpaid at maturity for reasons other than financial inability. Further, we shall indemnify you for any liability for duties, forwarder's fees, storage, shipping charges, sales or excise taxes or other expenses in connection with the Receivables and for any losses occasioned by claims of Customers under Receivables. This indemnity shall survive the termination of this Agreement.

SECTION 10.  APPLICABLE LAW

         This Agreement shall be governed by, construed and enforced according to the laws of the State of New York.

SECTION 11.  EFFECTIVE DATE; TERMINATION; BINDING EFFECT

         If accepted by you, this Agreement shall be effective on the 25th day of September, 1997, and shall continue in full force and effect until: three (3) years from such effective date and from year to year thereafter until terminated by either party at any time giving to the other not less than sixty (60) days prior written notice. This Agreement may be terminated at any time by you without notice to us should any Default occur and be continuing. Upon termination, we will pay all of our Obligations to you, and in any event we will remain liable to you for any deficiency remaining after determination of our liability hereunder and liquidation of any collateral. Also, upon termination you may withhold any payment to us unless supplied with an indemnity satisfactory to you. This Agreement shall bind us, our successors and assigns and shall inure to the benefit of you, your successors and assigns; we agree that you may delegate your duties hereunder.

SECTION 12.  EXPENSES; ATTORNEYS' FEES; NO WAIVER; SEVERABILITY; NOTICES;
HEADINGS

         We shall pay all reasonable expenses incurred by you in connection with the execution of this Agreement, including expenses incurred in connection with the filing of financing statements, continuation statements, record searches and reasonable attorneys' fees. We shall also pay you such reasonable wire transfer and similar fees as you charge from time to time. Upon liquidation of any collateral, settlement or prosecution of Customer Disputes, or enforcement of any obligation of ours hereunder, you may charge to our account all costs and expenses incurred including reasonable


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attorneys' fees, if collection is by or through an attorney and such costs, expenses and fees shall constitute amounts owed hereunder. No delay or failure on your part in exercising any right, privilege, or option hereunder shall operate as a waiver of such or of any other right, privilege, or option, and no waiver, amendment, or modification of any provision of this Agreement shall be valid, unless in writing signed by you and then only to the extent therein stated. Should any provision of this Agreement be prohibited by or invalid under applicable law, the validity of the remaining provisions shall not be affected thereby. Any notices, requests, demands or other communications given by you under this Agreement may be sent by mail, telex, telegraph, delivery or telecopy to our most current address as reflected in your records. The headings used herein are intended to be for convenience of reference only and shall not define or limit the scope, extent or intent or otherwise affect the meaning of any portion hereof.

SECTION 13.  ENTIRE AGREEMENT; WAIVER OF JURY TRIAL

         This Agreement embodies our entire agreement as to the subject matter and amends and restates our Agreement of March 1, 1994. EACH OF US HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO TRANSACTIONS UNDER THIS AGREEMENT.

SECTION 14.  TRADE STYLES

         Receivables under this Agreement shall include those created by our doing business under the following trade styles, all of which have been duly and properly registered:

         Norton McNaughton                           Pant-Her Woman
         Norton McNaughton Petites                   Pant-Her Petites
         McNaughton Wear                             Modiano
         McNaughton Wear Petites                     Modiano Woman
         McNaughton Wear Woman                       Maggie McNaughton
         Pant-Her                                    Maggie McNaughton Petites
         Modiano Petite                              Danielle Paige
         D.P.S.                                      D.P.S. Woman
         Norton Studio                               Norton Studio Woman
         Katherine Marie                             Katherine Marie Petite
         Katherine Marie Woman                       Lauren Alexandra
         Lauren Alexandra Woman


                                            Norton McNaughton of Squire, Inc.



                                            By: /s/ Sanford Greenberg
                                                ----------------------
                                            Title:  Chairman of the Board
                                                     and CEO


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                                   ACCEPTANCE

         The foregoing Factoring Agreement is accepted in Atlanta, Georgia as of the ______ day of ______, 19__ .

                                            NationsBanc Commercial Corporation



                                            By: /s/ Stewart M. Long
                                               ---------------------
                                            Title:  President


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